SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                  FORM 8-K/A #1


                                 CURRENT REPORT


           Pursuant to Section 13 or 15(d) of the Securities Exchange
                                   Act of 1934


                Date of Report (Date of earliest event reported):
                       November 4, 1996 (October 18, 1996)



                            FOCUS Enhancements, Inc.
             (Exact name of registrant as specified in its charter)



           Delaware                    1-11860                    04-3186320

(State or other jurisdiction        (Commission                 (IRS Employer
     of incorporation)               File Number)               Identification
                                                                     Number)



 142 North Road, Sudbury, Massachusetts                                 01776
(Address of principal executive offices)                             (Zip Code)



       Registrant's telephone number, including area code: (508) 371-2000



               800 West Cummings Park, Woburn, Massachusetts 01801
                   (Former name or former address, if changed
                               since last report)



                                                      Total number of pages: 4

Item 1.  Changes in Control of Registrant

         Not Applicable

Item 2.  Acquisition or Disposition of Assets

         On October 18, 1996, FOCUS Enhancements, Inc., a Delaware corporation, ("FOCUS" or the "Company") consummated the acquisition of all of the capital stock of TView, Inc., a Delaware corporation ("TView"), pursuant to the terms and conditions set forth in the Agreement and Plan of Merger, dated as of September 30, 1996 (the "Agreement and Plan of Merger"), by and among FOCUS, TView and FOCUS Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of FOCUS.

         In consideration for the capital stock of TView, the Company paid to TView stockholders an aggregate of $2,000,000 in FOCUS common stock, $.01 par value per share, which aggregated 732,869 shares of such stock.


         The Agreement and Plan of Merger is contained in Item 7 hereto (previously filed).


         The merger is being accounted for as a tax free reorganization under the provisions of Section 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended. Due to the amount of assets purchased as compared to the total assets of the Company, the transaction qualifies as the acquisition of a significant business under Regulation S-X of the Securities Act of 1933, as amended.


         In accordance with Regulation S-B, Item 3.10, financial statements for the business being acquired along with the pro forma financial information showing the combined financial statements of the Company and TView are filed with this report.


Item 3.  Bankruptcy or Receivership

         Not Applicable

Item 4.  Changes in Registrant's Certifying Accountant

         Not Applicable

Item 5.  Other Events

         Not Applicable

Item 6.  Resignation of Registrant's Directors

         Not Applicable

Item 7.  Financial Statements and Exhibits

   (a) Financial statements of business acquired:

         Report of KPMG Peat Marwick LLP.................................... F-2

         Balance Sheets - December 31, 1994 and 1995........................ F-3

         Statements of Operations - Years Ended December 31, 1994 and 1995.. F-5

         Statements of Cash Flows - Years Ended December 31, 1994 and 1995.. F-6

         Statements of Stockholders' Equity - Years Ended
         December 31, 1994 and 1995......................................... F-7

         Notes to Financial Statements...................................... F-8

         Balance Sheet - September 30, 1996 (unaudited).................... F-17

         Statement of Operations - Nine Months Ended
         September 30, 1996 (unaudited).................................... F-18

         Statement of Cash Flows - Nine Months Ended
         September 30, 1996 (Unaudited).................................... F-19

   (b) Pro forma financial information:

         FOCUS Enhancements, Inc. and TView, Inc. Pro Forma
         combined Financial Statements (unaudited)......................... F-20

         Pro Forma Combined Balance Sheet - September 30, 1996............. F-21

         Pro Forma Combined Statement of Operations - Year
         Ended December 31, 1995........................................... F-22

         Pro Forma Combined Statements of Operations - Nine Months
         Ended September 30, 1996.......................................... F-23

         Notes to Pro Forma Combined Financial Statements.................. F-24

         The unaudited pro forma combined balance sheet as of September 30, 1996 gives effect to the acquisition of TView, Inc. by FOCUS Enhancements, Inc., as if the acquisition, accounted for as a purchase, had occurred on September 30, 1996 and the unaudited pro forma combined statements of operations for the year ended December 31, 1995 and the nine month period ended September 30, 1996 give effect to the acquisition as if the acquisition had occurred at the beginning of the period presented. The pro forma information is based on historical financial statements of TView, Inc. and FOCUS Enhancements, Inc. after giving effect to the proposed transaction using the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma combined financial statements. FOCUS Enhancements, Inc. will continue its study to determine the fair value of the acquired assets and liabilities. The pro forma combined financial statements have been prepared on the basis of preliminary estimates.

These pro forma statements may not be indicative of the results that actually would have occurred if the combination had not been in effect on the dates indicated or which may be obtained in the future. The pro forma financial statements should be read in conjunction with the audited financial statements and notes of TView, Inc. and the audited financial statements of FOCUS Enhancements, Inc.

The purchase price is subject to post-closing adjustment subject to final determination of amounts for accounts receivable, inventory and unbilled costs of TView, Inc. In the event that there are any post-closing adjustments, the unaudited pro forma combined financial statements would be accordingly adjusted.

         (c) Exhibits

Exhibit 2 Agreement and Plan of Merger dated as of September 30, 1996, by and among FOCUS Enhancements, Inc., a Delaware corporation, FOCUS
            Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of FOCUS, and TView, Inc., a Delaware corporation (previously filed)

Exhibit 23  Consent of KPMG Peat Marwick LLP (filed herewith)


Item 8.  Change in Fiscal Year

         Not Applicable

Item 9.  Sales of Equity Securities Pursuant to Regulation S

         Not Applicable


                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              FOCUS ENHANCEMENTS, INC.



                                              By: /s/Thomas L. Massie
                                                  Thomas L. Massie
                                                  President

Date:  January 3, 1997

                                   TVIEW, INC.

                              Financial Statements

                           December 31, 1995 and 1994


                   (With Independent Auditors' Report Thereon)

                          Independent Auditors' Report



The Board of Directors
TView, Inc.:


We have audited the accompanying balance sheets of TView, Inc. as of December 31, 1995 and 1994, and the related statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of T. View, Inc. as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 10 to the financial statements, the Company suffered significant losses and negative cash flows from operations during 1995 which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in note 10. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




September 13, 1996

                                                             TVIEW, INC.

                                                           Balance Sheets

                                                     December 31, 1995 and 1994




                         Assets                                             1995            1994
                         ------                                             ----            ----

Current assets:
     Cash and cash equivalents                                           $  735,668       $      582
     Trade accounts receivable, less allowance for
        doubtful accounts of $2,440 and $620 in 1995 and
        1994, respectively, and allowance for sales returns
        of $109,815 and $20,379 in 1995 and 1994,
        respectively (note 7)                                               776,732          390,901
     Inventories, net (note 2)                                              516,821           90,476
     Prepaid expenses and other current assets                               74,105           14,603
                                                                         -----------      -----------

                     Total current assets                                 2,103,326          496,562
                                                                         -----------      -----------

Furniture and equipment, at cost (note 3)                                   527,944          253,302
     Less accumulated depreciation                                         (156,791)         (75,049)

                     Net furniture and equipment                            371,153          178,253

Other assets:
     Deposits                                                                 4,884            6,453
     Software development, less accumulated
        amortization of $14,125 and $2,825 in 1995
        and 1994, respectively                                                8,475           19,775
                                                                         ----------       ----------

                     Total other assets                                      13,359           26,228






                                                                         ----------       ----------

                     Total assets                                        $2,487,838       $  701,043
                                                                         ==========       ==========


                                                                                          (continued)

See accompanying notes to financial statements.

                                                             TVIEW, INC.

                                                           Balance Sheets

                                                     December 31, 1995 and 1994





                          Liabilities and Stockholders' Equity                      1995           1994
                          ------------------------------------                      ----           ----

Current liabilities:
     Trade accounts payable                                                     $  906,360       $  238,503
     Accrued payroll and payroll taxes                                              84,828           21,076
     Bank line of credit (note 4)                                                        -          226,229
     Notes payable to stockholders (note 8)                                              -           45,000
     Current portion of capital lease obligation (note 3)                           55,535           43,915
     Other accrued liabilities                                                     162,669           63,611
                                                                                ----------       ----------

                     Total current liabilities                                   1,209,392          638,334
                                                                                ----------       ----------

Capital lease obligation, less current portion (note 3)                             80,346           40,826
                                                                                ----------       ----------

                     Total liabilities                                           1,289,738          679,160

Stockholders' equity (note 6):
     Convertible preferred stock, $.001 par value;
        3,000,000 shares authorized; aggregate liquidation
        preference of $2,611,250:
           Series A; 1,500,000 shares authorized;
               1,500,000 and -0- issued and outstanding
               at December 31, 1995 and 1994, respectively                           1,500                -
           Series A-1; 1,500,000 shares authorized;
               no shares issued and outstanding at December 31,
               1995 and 1994                                                             -                -
     Common stock; $.001 par value; 4,000,000 authorized;
        1,532,401 and 1,500,000 shares issued and outstanding
        at December 31, 1995 and 1994, respectively                                  1,532            1,500
     Additional paid-in capital                                                  2,499,955           28,500
     Retained deficit                                                           (1,304,887)          (8,117)
                                                                                ----------       ----------

                     Total stockholders' equity                                  1,198,100           21,883

Commitments (note 3)                                                            ----------       ----------

                     Total liabilities and stockholders' equity                 $2,487,838       $  701,043
                                                                                ==========       ==========

                                   TVIEW, INC.

                            Statements of Operations

                     Years ended December 31, 1995 and 1994




                                                          1995          1994
                                                          ----          ----

Net sales                                            $  3,655,453  $  2,730,393
Cost of sales                                           2,333,765     1,085,406
                                                     ------------  ------------

                  Gross margin                          1,321,688     1,644,987

Operating expenses:
     Research and development                             529,630       144,638
     Marketing and sales                                1,575,649     1,009,986
     General and administrative                           468,900       401,108
                                                     ------------  ------------

                  Total operating expenses              2,574,179     1,555,732
                                                     ------------  ------------

                  Income (loss) from operations        (1,252,491)       89,255

Interest income                                            24,683             -
Interest expense                                          (69,702)      (21,422)
Other, net                                                    740             -
                                                     ------------  ------------

                  Income (loss) before income taxes    (1,296,770)       67,833

Income taxes (note 5)                                           -             -
                                                     ------------  ------------

                  Net income (loss) $                $ (1,296,770) $     67,833
                                                     ============  ============


See accompanying notes to financial statements.

                                                        TVIEW, INC.

                                                 Statements of Cash Flows

                                          Years ended December 31, 1995 and 1994




                                                                       1995          1994
                                                                       ----          ----

Cash flows from operating activities:
     Net income (loss)                                            $ (1,296,770)  $    67,833
     Adjustments to reconcile net income (loss) to net
     cash from operating activities:
           Depreciation and amortization                                93,042        44,517
           Changes in assets and liabilities:
               Trade accounts receivable                              (385,831)      (16,125)
               Inventories                                            (426,345)       (4,626)
               Prepaid expenses and other assets                       (57,933)       27,619
               Trade accounts payable                                  721,318      (160,380)
               Accrued payroll and other accrued liabilities           162,810        43,590
                                                                  ------------   -----------

                      Net cash from operating activities            (1,189,709)        2,428

Cash flows from investing activities:
     Purchases of furniture and equipment                             (172,984)      (33,955)
     Capitalized software and development costs                              -       (22,600)
                                                                  ------------   -----------

                      Net cash from investing activities              (172,984)      (56,555)

Cash flows from financing activities:
     Repayment of stockholder borrowings                               (45,000)            -
     Proceeds from stockholder borrowings                                    -        45,000
     Principal payments on capital lease obligations                   (50,518)      (41,570)
     Proceeds from issuance of preferred stock                       2,419,526             -
     Distribution to stockholders                                            -       (86,700)
     Net proceeds (repayments) on bank line of credit                 (226,229)      126,912
                                                                  ------------   -----------

                      Net cash from financing activities             2,097,779        43,642
                                                                  ------------   -----------

                      Net change in cash and cash equivalents          735,086       (10,485)

Cash and cash equivalents, beginning of year                               582        11,067
                                                                  ------------   -----------

Cash and cash equivalents, end of year                            $    735,668   $       582
                                                                  ============   ===========

Supplemental disclosures of cash flow information:
     Cash paid during the year for:
          Interest                                                $     69,702   $    33,142
                                                                  ============   ===========

Noncash activities arising from investing and financing activities:
     Capital lease obligations totaling $101,658 and $67,538 in 1995 and 1994, respectively, were incurred when the Company entered into leases for new equipment.
     Common stock issued in lieu of payable owing in the amount of $53,461 in 1995.


See accompanying notes to financial statements.

                                                             TVIEW, INC.

                                                 Statements of Stockholders' Equity

                                               Years ended December 31, 1995 and 1994



                                                                                     Additional       Retained          Total
                                    Preferred stock             Common stock           paid-in        earnings       Stockholders'
                                 Shares        Amount       Shares        Amount       capital        (deficit)         Equity
                                ---------      ------      ---------      ------      ---------      -----------      -----------
Balance, December 31, 1993              -      $    -      1,500,000      $1,500         28,500          10,750           40,750

Distribution to stockholders            -           -              -           -              -         (86,700)         (86,700)
Net income for the year                 -           -              -           -              -          67,833           67,833
                                ---------      ------      ---------      ------      ---------      -----------      -----------

Balance, December 31, 1994              -           -      1,500,000       1,500         28,500          (8,117)          21,883

Conversion of trade debt
     to common stock                    -           -         32,401          32         53,429               -           53,461
Issuance of preferred stock,
     net of issuance costs      1,500,000       1,500              -           -      2,418,026               -        2,419,526
Net loss for the year                   -           -              -           -              -      (1,296,770)      (1,296,770)
                                ---------      ------      ---------      ------      ---------      -----------      -----------

Balance, December 31, 1995      1,500,000      $1,500      1,532,401      $1,532      2,499,955      (1,304,887)       1,198,100
                                =========      ======      =========      ======      =========      ===========      ===========


See accompanying notes to financial statements.

                                   TVIEW, INC.

                          Notes to Financial Statements

                           December 31, 1995 and 1994




(1) Organization and Summary of Significant Accounting Policies

   (a) Organization

       TView is engaged in the business of designing, marketing, manufacturing and selling a line of products which integrate TV video and computer video for multi-media computer use.

   (b) Cash and Cash Equivalents

       Cash equivalents consist of investments in highly liquid investment instruments with original maturities of three months or less.

   (c) Inventories

       Inventories consist of hardware and printed materials and are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

   (d) Furniture and Equipment

       Furniture and equipment are stated at cost. Maintenance and repairs are expensed as incurred. Equipment held under capital leases is capitalized at an amount equal to the fair value of the leased property at the inception of the lease which approximates the present value of the minimum lease payments.

       Furniture and equipment is depreciated over the estimated useful lives of the assets using the straight-line method. Equipment held under capital leases is amortized over varying periods not in excess of applicable lease terms on a straight-line basis.

       Depreciation expense for the years ended December 31, 1995 and 1994 was $81,742 and $41,692, respectively.

   (e) Revenue Recognition

       Revenues are recognized at the time of shipment, net of estimated sales returns and allowances.

                                                                     (Continued)

                                   TVIEW, INC.

                          Notes to Financial Statements




    (f) Income Taxes

       The Company accounts for income taxes under the asset and liability method of Statement of Financial Accounting Standards (SFAS) No. 109. Under the asset and liability method, deferred income taxes reflect the future tax consequences of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year end. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in the tax rates is recognized in income in the period that includes the enactment date.

   (g) Right of Return

       The Company has a sales return policy for certain distributors ranging from a percent of recent sales to unlimited return. Based on historical experience, including sales returns subsequent to its year end, the Company believes the allowance for sales returns presented in the accompanying balance sheets is adequate to cover product returns on sales recognized during the years ended December 31, 1995 and 1994.

   (h) Concentration of Credit Risk

       Financial   instruments   which   potentially   subject  the  Company  to
       concentration of credit risk consist principally of cash, cash equivalents and accounts receivable. Management believes the credit risk associated with cash and cash equivalents is minimal. The Company sells its products primarily to major hardware/software distributors throughout the United States. The concentration of credit risk associated with accounts receivable is also considered minimal.

    (i) Capitalized Software Development Costs

       Software development costs have been accounted for in accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed". Under the standard, capitalization of software development costs begins upon the establishment of technological feasibility, subject to net realizable value considerations.

       Capitalized costs consist of those costs associated with the development of the initial product. Enhancements to this software have not been significant and have therefore been expensed as incurred. Capitalized costs are being amortized on a straight-line basis over a period of two years. Amortization of capitalized software development costs totaled $11,300 and $2,825 in 1995 and 1994, respectively.


                                                                     (Continued)

                                   TVIEW, INC.

                          Notes to Financial Statements




    (j) Financial Instruments

       The carrying amount of cash equivalents, accounts receivable, accounts payable and other current liabilities approximates fair value because of the short-term nature of these instruments. The fair value of long-term lease obligations was estimated by discounting the future cash flows using market interest rates and does not differ significantly from that reflected in the financial statements.

       Fair value estimates are made at a specific point in time, based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

   (k) Use of Estimates

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2) Inventories

     Inventories consist of the following at December 31:

                                                   1995             1994
                                                   ----             ----

         Raw materials                         $    76,684           23,811
         Work in process                           315,057           44,648
         Finished goods                            199,080           22,017
                                               -----------      -----------

                                                   590,821           90,476

         Less valuation reserve                    (74,000)               -
                                               -----------      -----------

                      Inventories, net         $   516,821           90,476
                                               ===========      ===========

(3) Lease Obligations

     The Company is a party to a number of noncancelable lease agreements for office furniture and equipment which are accounted for as capital leases. The leases extend for varying periods up to approximately five years and generally provide for the payment of taxes, insurance, and maintenance by the lessee. Certain of these leases have options to purchase at varying dates.


                                                                     (Continued)

                                   TVIEW, INC.

                          Notes to Financial Statements




     The Company's property held under capital leases, included in equipment in the balance sheet, consists of the following:

                                                           1995           1994
                                                           ----           ----

         Equipment                                      $  233,893      132,235
           Less accumulated amortization                   (82,292)     (49,233)
                                                        ----------   ----------

                 Equipment under capital leases, net    $  151,601       83,002
                                                        ==========   ==========

     Amortization expense is included in depreciation expense for fixed assets.

     Future minimum lease payments under capital and operating leases (with initial or remaining lease terms in excess of one year) and the present value of future minimum capital lease payments are as follows:

                                                           Capital     Operating
                                                           leases        leases

         Year ending December 31:
             1996                                       $   68,721       78,084
             1997                                           52,663       45,360
             1998                                           36,131       45,360
             1999                                              750       45,360
             2000                                                -       45,360
                                                        ----------   ----------

                      Net minimum lease payments           158,265   $  259,524
                                                                     ==========

         Less amount representing interest                  22,384
                                                        ----------

                      Present value of net
                      minimum lease payments               135,881

         Less current portion of capital
         lease obligation                                   55,535
                                                        ----------

                      Capital lease obligation,
                      less current portion              $   80,346
                                                        ==========

     Rental expense for operating leases amounted to $44,502 and $29,834 for the years ended December 31, 1995 and 1994, respectively.

     The Company entered into an operating lease in January of 1996 which requires minimum monthly payments of $3,780 through June of 2001. These future minimum payments have been included in the schedule above.


                                                                     (Continued)

                                   TVIEW, INC.

                          Notes to Financial Statements




(4) Line of Credit

     The Company had a $350,000 line of credit through U.S. Bank of Oregon at 3% over the bank's prime rate at December 31, 1994. The line of credit was secured through deeds on two of the owners' homes and the Company's accounts receivable. The credit line was paid in full during 1995.


(5) Income Taxes

     Prior to  January 1,  1995  the  Company  was an  S Corporation  under  the
     Internal Revenue Code (the Code) and the Company's taxable income was generally taxed to the stockholders. Accordingly, no income tax expense or deferred income taxes are reflected in the financial statements for periods prior to December 31, 1994. At December 31, 1994, the S Corporation election was terminated.

     The Company had no income tax expense for the years ended December 31, 1995 and 1994.

     The actual benefit for the year ended December 31, 1995 differs from the "expected" benefit computed by applying the United States federal corporate rate as follows:

                                                                      1995
                                                                      ----

         Computed "expected" income tax benefit                       (34)%
         Increases (decreases) resulting from:
             State income taxes, net of federal tax benefit            (4)
             Changes in valuation allowance                            37
         Other, net                                                     1
                                                                      ----
                                                                        - %
                                                                      ====

       The tax effects of temporary differences that give rise to deferred tax assets and deferred tax liabilities at December 31, 1995 and 1994, are derived primarily from net operating loss carryforwards, depreciation, operating leases, inventory obsolescence reserve, sales reserve and bad debt reserve. Gross deferred tax assets and liabilities amount to $512,792 and $33,827, respectively, and $8,200 and $8,200, respectively, at December 31, 1995 and 1994.


                                                                     (Continued)

                                   TVIEW, INC.

                          Notes to Financial Statements




     The valuation allowance for deferred tax assets as of December 31, 1995, was $478,965. The net change in the total valuation allowance for the year ended December 31, 1995, was an increase of $478,965.

     The Company has federal and state net operating loss carryforwards for tax purposes of approximately $1,134,000 which expire in 2010. The Company's ability to use its net operating loss carryforwards to offset future taxable income is subject to annual restrictions contained in the Code. These restrictions act to limit the Company's future use of its net operating losses following certain substantial stock ownership changes enumerated in the Code. Approximately $567,000 of net operating loss carryforwards are limited as to future utilization. The purchase transaction outlined in note 9, would cause an additional change in ownership which would limit the utilization of all net operating loss carryforwards.

(6) Stockholders' Equity

   (a) Authorized Capital

       At December 31, 1995, the authorized capital stock of the Company consists of 4,000,000 shares of common stock and 3,000,000 shares of preferred stock. Authorized preferred stock is comprised of 1,500,000 and 1,500,000 shares of Series A and Series A-1 stock, respectively.

   (b) Preferred Stock

            - Pursuant to the terms of the  August 4,  1995  Series A  Preferred
              Stock Purchase Agreement, the Company issued 1,500,000 shares of Series A preferred stock at $1.67 per share.
            - Each share of  preferred  stock is  voluntarily  convertible  into common stock at any time after the date of issuance. The number of shares of common stock to be received upon conversion is determined by dividing the original issue price of such share of preferred stock by the conversion price at the time in effect for a share of such series of preferred stock. Conversion is automatic upon the earlier of a) a public offering of the Company's common stock which results in aggregate proceeds to the Company of at least $7,500,000 at an offering price of at least $3.33 per common share; or b) the consent of holders of not less than the majority of the then outstanding shares of preferred stock.
            - The  terms of the  Series A  and  Series A-1  Preferred  Stock are
              entitled to voting rights whereby they receive the number of votes equal to the number of shares of common stock into which the shares of preferred stock could be converted.


                                                                     (Continued)

                                   TVIEW, INC.

                          Notes to Financial Statements




            - Preferred  stockholders  are  entitled to receive  dividends in an amount equal to $0.17 per share per annum. Preferred stockholders are entitled to receive this dividend on a cumulative basis prior and in preference to any dividend to common stockholders other than dividends payable solely in common stock. In addition to this accrued dividend, preferred stockholders have the right to receive any dividends paid on common stock (on an as converted to common stock basis). As of December 31, 1995, no dividends had been declared or paid.
            - Upon liquidation,  dissolution or winding up of the affairs of the
              Company, the preferred stockholders receive preference over the common shareholders of the Company at an amount per share equal to the preferred issue price plus accrued but unpaid dividends to the date of the distribution whether or not declared. After payment has been made in full to the preferred stockholders, the remaining assets and funds of the Company available for distribution to stockholders shall be distributed ratably among the preferred (on an as converted  to common  stock basis) and common  stockholders.
            - Series A   preferred   stock  is  subject  to  certain   mandatory
              redemption  features.  If at any time following the original issue date, the holders of Series A preferred stock are given the opportunity to purchase shares of the Company's capital stock at a price per share which is less than the conversion price then in effect for the Series A preferred stock, and a holder of Series A preferred stock does not purchase its pro rata share of the securities offered to the holders of Series A preferred stock in connection  with  such  financing,  then  each  share of  Series A preferred stock held by such nonparticipating holder shall automatically and without future action on the part of such nonparticipating holder be converted immediately prior to the consummation of such financing into one share of Series A-1 preferred stock.

       As of December 31, 1995, the Company has reserved 1,500,000 shares of its common stock pursuant to the conversion privileges of the Series A preferred stock.

   (c) Preferred Stock Warrants

       In October of 1995, the Company obtained a $350,000 leasing line of credit. In consideration, the Company issued a five year warrant to the leasing company providing the facility for 13,473 shares of preferred stock exercisable at $1.67 per share. As of December 31, 1995, this warrant was still outstanding.


                                                                     (Continued)

                                   TVIEW, INC.

                          Notes to Financial Statements




   (d) Stock Incentive Plan

       In March of 1995,  stockholders  approved the Stock  Incentive  Plan (the
       Plan) which authorized the issuance of up to 250,000 shares of common stock. In September 1995, the Plan was amended to increase the number of shares authorized for issuance to 567,599. The Plan authorizes the issuance of incentive options and nonqualified stock options to employees and consultants.

       Incentive stock options allow for the purchase of common stock at prices determined by the Board of Directors but which generally must be purchased at prices not less than fair market value at the date of grant. These options expire ten years from the date of grant and are exercisable as determined by the Board, with vesting over a period of four years.

       The option price for nonqualified stock options is determined by the Board of Directors. These options expire within a maximum of ten years from the date of grant and are exercisable as determined by the Board, with vesting over a period of four years.

       The following table summarizes the stock option activity for the year ended December 31, 1995

                                                      Number of shares
                                                  --------------------------
                                                   Qualified        Non-
                                                   incentive      qualified                      Price
                                                     stock          stock                         per
                                                    options        options        Total          share
                                                    -------        -------        -----          -----
           Options outstanding at
               December 31, 1994                          -              -            -       $    -

           Options:
               Granted                              412,500              -      412,500        .15 - 1.50
               Exercised                                  -              -            -             -
               Canceled                             (27,000)             -      (27,000)          1.50
                                                   --------      ---------     --------       ------------

           Options outstanding at
               December 31, 1995                    385,500                     385,500       $   .15
                                                   ========      =========     ========       ============


                                                                     (Continued)

                                   TVIEW, INC.

                          Notes to Financial Statements




(7) Major Customers

     During 1995, the Company had sales to two customers which accounted for approximately 33% and 24% of total revenues. The Company has accounts receivable from these customers representing approximately 62% of trade accounts receivable at December 31, 1995.

(8) Related Party Transactions

     The Company borrowed $45,000 from the three stockholders of record in November 1994. The principal balance of these notes along with accrued interest was repaid in 1995.

(9) Subsequent Event

     In July of 1996, the Company signed a letter of intent with FOCUS Enhancements, Inc. (Focus), whereby Focus plans to purchase all of the outstanding common and preferred stock of the Company. The Company will become a new wholly-owned subsidiary of Focus.

(10) Going Concern

     As illustrated in the financial statements, the Company had significant losses and negative cash flow from operations during 1995. As discussed in the previous note, however, the Company has signed a letter of intent to be purchased by Focus. Management believes that the Company will continue to operate with the funding and infrastructure which will be provided by Focus upon consummation of the acquisition.

                                   TVIEW, INC.
                                  Balance Sheet
                                   (unaudited)


                                     ASSETS

                                                           September 30,
                                                               1996
                                                          ---------------

Current Assets:
      Cash and cash equivalents                                $  27,248
      Accounts receivable, net                                   320,960
      Inventories                                                173,111
      Prepaid expenses and other current assets                   69,251
                                                          ---------------
          Total current assets                                   590,570

Property and equipment, net                                      377,556
Other assets, net                                                 23,961

Goodwill, net


                                                          ---------------
          Total assets                                         $ 992,087
                                                          ===============


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
      Notes payable                                            $  85,100
      Obligations under capital leases
      Accounts payable                                           776,870
      Accrued liabilities                                        200,585
                                                          ---------------
          Total current liabilities                            1,062,555

Notes payable                                                          -
Obligations under capital leases                                 178,488
                                                          ---------------
          Total liabilities                                    1,241,043

                                                          ---------------
Commitments
Stockholders' equity
      Preferred stock                                              1,563
      Common stock                                                 1,782

      Additional paid-in capital                               2,620,642

      Accumulated deficit                                     (2,872,943)

                                                          ---------------
          Total stockholders' equity                            (248,956)
                                                          ---------------

          Total liabilities and stockholders' equity           $ 992,087
                                                          ===============

                                   TVIEW, INC.
                             Statement Of Operations
                                   (unaudited)


                                                             Nine
                                                             Months
                                                             Ended
                                                          September 30,

                                                              1996
                                                        ----------------

Net sales                                                  $  1,651,119

Cost of goods sold                                            1,097,634
                                                        ----------------

     Gross profit                                               553,485

Operating expenses:

     Sales, marketing and support                               987,195

     General and administrative                                 446,609

     Research and development                                   669,387
                                                        ----------------

          Total operating expenses                            2,103,191
                                                        ----------------

Income (loss) from operations                                (1,549,706)

Interest expense, net                                           (22,142)
Other income (expense)                                            3,792
                                                        ----------------

Net income (loss) before income taxes                        (1,568,056)

Federal income tax expense                                            -
                                                        ----------------

Net income (loss)                                          $ (1,568,056)
                                                        ================

                                   TVIEW, INC.
                             Statement of Cash Flows
                                   (unaudited)

                                                                  Nine Months
                                                                     Ended
                                                                  September 30,

                                                                      1996
                                                                 --------------
Cash flows from operating activities:
     Net income (loss)                                            $(1,568,056)
     Adjustments to reconcile net income (loss) to net
     cash from operating activities:
           Depreciation and amortization                               66,986
           Changes in assets and liabilities:
               Trade accounts receivable                              455,772
               Inventories                                            343,710
               Prepaid expenses and other assets                        4,854
               Trade accounts payable                                (129,489)
               Accrued payroll and other accrued liabilities          (46,904)
                                                                  -----------

                      Net cash from operating activities             (873,127)

Cash flows from investing activities:
     Purchases of furniture and equipment                             (84,000)
     Capitalized software and development costs                            --
                                                                  -----------

                      Net cash from investing activities              (84,000)

Cash flows from financing activities:
     Repayment of stockholder borrowings                                   --
     Proceeds from stockholder borrowings                              85,100
     Principal payments on capital lease obligations                   42,607
     Proceeds from issuance of preferred stock                        121,000
     Distribution to stockholders                                          --
     Net proceeds (repayments) on bank line of credit                      --
                                                                  -----------

                      Net cash from financing activities              248,707
                                                                  -----------

                      Net change in cash and cash equivalents        (708,420)

Cash and cash equivalents, beginning of period                        735,668
                                                                  -----------

Cash and cash equivalents, end of period                          $    27,248
                                                                  ===========

                            FOCUS Enhancements, Inc.
                                      and
                                  TView, Inc.

                    Pro Forma Combined Financial Statements

                                  (unaudited)

                                                  PRO FORMA COMBINED BALANCE SHEET
                                                         September 30, 1996
                                                             (unaudited)


                                                                  ASSETS
                                                   FOCUS                                       Pro Forma
                                               Enhancements,                  TView,          Adjustments           Pro Forma
                                                    Inc.                       Inc.             DR (CR)              Combined
                                            --------------------          --------------   -------------------    ---------------

Current Assets:
      Cash and cash equivalents                  $      644,968            $     27,248                    -       $     672,216
      Accounts receivable, net                        4,896,133                 320,960             (316,917)  (b)     4,900,176
      Inventories                                     1,753,385                 173,111               (1,000)  (b)     1,925,496
      Prepaid expenses and
         other current assets                           197,099                  69,251                                  266,350
                                            --------------------          --------------   -------------------    ---------------
         Total current assets                         7,491,585                 590,570             (317,917)          7,764,238

Property and equipment, net                             260,824                 377,556             (240,868)  (b)       397,512
Other assets, net                                       108,902                  23,961              (73,961)  (b)             -
                                                                                                     (58,902)  (d)
Goodwill, net                                         2,014,132                                      569,729   (b)      1,369,728
                                                                                                  (1,214,133)  (d)
                                            --------------------          --------------   -------------------    ---------------

         Total assets                             $   9,875,443             $   992,087            (1,336,052)         9,531,478
                                            ====================          ==============   ===================    ===============



                                                LIABILITIES AND STOCKHOLDERS' EQUITY


Current liabilities:
      Notes payable                               $   2,547,458             $    85,100                85,100  (b)  $  2,547,458
      Obligations under capital leases                   41,821                                                           41,821
      Accounts payable                                2,926,201                 776,870               285,515  (b)     3,417,556
      Accrued liabilities                             1,372,544                 200,585               (68,642) (b)     1,641,771
                                            --------------------          --------------   -------------------    ---------------
         Total current liabilities                    6,888,024               1,062,555               301,973          7,648,606

Notes payable                                                                         -                                        -
Obligations under capital leases                                                178,488                                  178,488
                                            --------------------          --------------   -------------------    ---------------

         Total liabilities                            6,888,024               1,241,043               301,973          7,827,094
                                            --------------------          --------------   -------------------    ---------------

Commitments
Stockholders' equity
      Preferred stock                                                             1,563                 1,563  (b)             -
      Common stock                                      100,642                   1,782                (7,329) (a)       107,971
                                                                                                        1,782  (b)
      Additional paid-in capital                     18,487,602               2,620,642            (1,992,671) (a)    20,470,273
                                                                                                    2,630,642  (b)
      Accumulated deficit                           (15,600,825)             (2,872,943)           (2,872,943) (b)   (18,873,860)
                                                                                                    2,000,000  (a)
                                                                                                    1,273,035  (d)
                                            --------------------          --------------   -------------------    ---------------
         Total stockholders' equity                   2,987,419                (248,956)            1,034,079          1,704,384
                                            --------------------          --------------   -------------------    ---------------

         Total liabilities and
         stockholders' equity                   $     9,875,443             $   992,087             1,336,052       $  9,531,478
                                            ====================          ==============   ===================    ===============

                                             PRO FORMA COMBINED STATEMENT OF OPERATIONS
                                                    YEAR ENDED DECEMBER 31, 1995
                                                             (unaudited)


                                                  FOCUS                                  Pro forma
                                               Enhancements,           TView,           Adjustments             Pro forma
                                                   Inc.                 Inc.              DR (CR)                Combined
                                           -------------------- -------------------- ------------------   ----------------------

Net sales                                      $    17,099,616      $     3,655,453                --         $      20,755,069

Cost of goods sold                                   9,745,228            2,333,765                --                12,078,993
                                           -------------------- -------------------- ------------------   ----------------------

      Gross profit                                   7,354,388            1,321,688                --                 8,676,076

Operating expenses:

      Sales, marketing and support                   3,161,566            1,575,649        (1,215,649) (b)            3,521,566

      General and administrative                     2,544,492              468,900            81,390  (a)            2,625,882
                                                                                             (468,900) (b)

      Research and development                       1,007,513              529,630          (300,000) (b)            1,237,143
                                           -------------------- -------------------- ------------------   ----------------------

           Total operating expenses                  6,713,571            2,574,179        (1,903,159)                7,384,591
                                           -------------------- -------------------- ------------------   ----------------------

Income (loss) from operations                          640,817           (1,252,491)       (1,903,159)                1,291,485

Interest expense, net                                 (606,165)             (69,702)                                   (675,867)
Other income (expense)                                 317,109               25,423                                     342,532
                                           -------------------- -------------------- ------------------   ----------------------

Net income (loss) before income taxes                  351,761           (1,296,770)       (1,903,159)                  958,150

Federal income tax expense                             (23,000)                   -                 -                   (23,000)
                                           -------------------- -------------------- ------------------   ----------------------

Net income (loss)                            $         328,761     $     (1,296,770)    $  (1,903,159)      $           935,150
                                           ==================== ==================== ==================   ======================

Net income (loss) per share                               0.04                                                             0.11
                                           ====================                                           ======================

Weighted average shares outstanding                  8,173,526                                                        8,173,526
                                           ====================                                           ======================

                                            PRO FORMA COMBINED STATEMENT OF OPERATIONS
                                                NINE MONTHS ENDED SEPTEMBER 30, 1996
                                                             (unaudited)


                                                   FOCUS                                   Pro forma
                                               Enhancements,             TView,             Adjustments         Pro forma
                                                    Inc.                  Inc.              DR (CR)              Combined
                                           ---------------------- --------------------- ----------------   --------------------

Net sales                                    $        11,498,362     $       1,651,119     $    99,906  (c) $       13,049,575

Cost of goods sold                                    11,193,421             1,097,634         (66,416) (c)         12,224,639
                                           ---------------------- --------------------- ----------------   --------------------

      Gross profit                                       304,941               553,485          33,490                 824,936

Operating expenses:

      Sales, marketing and support                     2,917,645               987,195        (717,195) (a)          3,187,645

      General and administrative                       1,919,798               446,609        (446,609) (a)          1,980,840
                                                                                                61,042  (b)

      Research and development                         1,150,260               669,387        (875,647) (a)            944,000
                                           ---------------------- --------------------- ----------------   --------------------

           Total operating expenses                    5,987,703             2,103,191      (1,978,409)              6,112,485
                                           ---------------------- --------------------- ----------------   --------------------

Income (loss) from operations                         (5,682,762)           (1,549,706)     (1,944,919)             (5,287,549)

Interest expense, net                                   (235,607)              (22,142)             --                (257,749)
Other income (expense)                                   (12,792)                3,792              --                  (9,000)
                                           ---------------------- --------------------- ----------------   --------------------

Net income (loss) before income taxes                 (5,931,161)           (1,568,056)     (1,944,919)             (5,554,298)

Federal income tax expense                               (16,541)                    -               -                 (16,541)
                                           ---------------------- --------------------- ----------------   --------------------

Net income (loss)                             $       (5,947,702)    $      (1,568,056)   $ (1,944,919)       $     (5,570,839)
                                           ====================== ===================== ================   ====================

Net income (loss) per share                                (0.70)                                                        (0.66)
                                           ======================                                          ====================

Weighted average shares outstanding                    8,477,011                                                     8,477,011
                                           ======================                                          ====================

                    Notes to Pro Forma Combined Balance Sheet


The unaudited Pro Forma Combined Balance Sheet has been prepared from the unaudited September 30, 1996 balance sheet of FOCUS Enhancements, Inc. and the unaudited September 30, 1996 balance sheet of TView, Inc. and gives effect to the following:

       (a) To reflect the purchase price of $2,000,000 as determined in accordance with the purchase and sale agreement, recognition of debt and expenses associated with the acquisition.

       (b) To reflect the adjustment of assets and liabilities to their respective relizable values and the allocation of the excess of net assets acquired over the purchase price resulting from the acquisition of TView, Inc. by FOCUS Enhancements, Inc.

       (c) To reflect the write off of in process engineering resulting from the acquisition of TView, Inc. by FOCUS Enhancements, Inc.

       (d) To reflect the write off of goodwill resulting from prior acquisitions. by FOCUS Enhancements, Inc. in accordance with SFAS 121.

               Notes to Pro Forma Combined Statement of Operations
                          Year Ended December 31, 1995


The unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 1995 has been prepared from the audited December 31, 1995 Statement of Operations of FOCUS Enhancements, Inc. and the audited December 31, 1995 Statement of Operations of TView, Inc. and gives effect to the following:

       (a) To reflect amortization over a seven year period of the excess of net assets over the purchase price which resulted from the acquisition.

       (b) To reflect the cost savings resulting from the consolidation of operations between FOCUS Enhancements, Inc. and TView, Inc.

               Notes to Pro Forma Combined Statement of Operations
                      Nine Months Ended September 30, 1996


The unaudited Pro Forma Combined Statement of Operations for the nine months ended September 30, 1996 has been prepared from the unaudited September 30, 1996 Statement of Operations of FOCUS Enhancements, Inc. and the unaudited September 30, 1996 Statement of Operations of TView, Inc. and gives effect to the following:

       (a) To reflect the cost savings resulting from the consolidation of operations between FOCUS Enhancements, Inc. and TView, Inc.

       (b) To reflect amortization over a seven year period of the excess of net assets over the purchase price which resulted from the acquisition.

       (c) To reflect the elimination of sales and the associated cost of sales between between FOCUS Enhancements, Inc. and TView, Inc.


In addition, the Pro Forma Combined Statement of Operations for the nine months ended September 30, 1996 exclude two items considered to be non-recurring which were included in the unaudited Statement of Operations of Focus Enhancements, Inc. for the nine month period ended September 30, 1996: (i) the write-off of a portion of the goodwill related to the acquisition of Lapis Technologies, Inc. ($1,273,035); and (ii) the expense for purchased research and development acquired from TView, Inc.($2,000,000).